UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 22, 2020

Seaboard Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-3390	04-2260388
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

9000 West 67th Street, Merriam, Kansas	66202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code	(913) 676-8800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $1.00 Par Value	SEB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on July 20, 2020 the Board of Directors (the “Board”) of Seaboard Corporation (the “Company”) appointed Ellen S. Bresky as a director and Chairwoman of the Board, effective immediately, to fill the vacancy previously held by her late husband, Steven J. Bresky. On September 22, 2020, in connection with Ms. Bresky’s appointment, the Board approved Ms. Bresky’s personal use of the Company’s airplane for up to 20 hours of flight time per year so long as she serves as a director or Chairwoman of the Board. The Company will also pay for incidental fees and expenses incurred related to the flights, including ground transportation, and a “tax gross-up” of the estimated federal and state income taxes Ms. Bresky will incur as a consequence of this benefit. At this time, Ms. Bresky will not receive any other compensation for her services as director or Chairwoman of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2020

Seaboard Corporation
(Registrant)

By:	/s/ Robert L. Steer
Robert L. Steer President, Chief Executive Officer
and Chief Financial Officer

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